                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 23.1



                                                             LAW OFFICES
                                      STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                                             SUITE 2200
                                                            MUSEUM TOWER
                                                      150 WEST FLAGLER STREET
   FT. LAUDERDALE OFFICE                                MIAMI, FLORIDA 33130                                     TAMPA OFFICE
        SUITE 1900                                                                                                SUITE 2200
      WACHOVIA CENTER                       MIAMI (305) 789-3200 o BROWARD (954) 463-5440                  SUNTRUST FINANCIAL CENTRE
200 EAST BROWARD BOULEVARD                               FAX (305) 789-3395                                 401 EAST JACKSON STREET
FT. LAUDERDALE, FLORIDA 33301                           WWW.STEARNSWEAVER.COM                                TAMPA, FLORIDA 33602
      (954) 462-9500                                                                                            (813) 223-4800







                                November 1, 2004


SFBC International, Inc.
11190 Biscayne Boulevard
Miami, Florida 33181


Ladies and Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the Registration Statement on Form S-3 relating to the registration by SFBC International, Inc. of $143,750,000 of aggregate principal amount of its 2.25% convertible senior notes due 2024 and 3,086,445 shares of its common stock, par value $0.001 per share, issuable upon conversion of the notes or payment of the make-whole premium, all of which are to be sold by certain holders of the notes or shares of common stock as described therein.

                                       Very truly yours,

                                       /s/ STEARNS WEAVER MILLER WEISSLER
                                       ALHADEFF & SITTERSON, P.A.